Exhibit 3.235

State of Delaware Secretary of State Division of Corporations Delivered 02:54 PM 11/28/2007 FILED 02:49 PM 11/28/2007 SRV 071262488 - 4464100 FILE

CERTIFICATE OF FORMATION

OF

LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company is CENTRAL VALLEY ENTERPRISES NO. 4, LLC

SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 28th day of November, 2007.

The Company Corporation, Organizer

By:	/s/ Sparkle Harding
Sparkle Harding
Assistant Secretary

File # 4464100	State of Delaware Secretary of State Division of Corporations Delivered 01:18 PM 12/03/2007 FILED 01:18 PM 12/03/2007 SRV 071276298 - 4464100 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Central Valley Enterprises No. 4, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

First: The name of the limited liability company is UCP Chateau Grove, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 3rd day of December, A.D. 2007.

By:	/s/ James F. Mosier
Authorized Person(s) Secretary

Name:	James F. Mosier
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